UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 17, 2015

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8270 Greensboro Drive, Suite 500
McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, the Compensation Committee of the Board of Directors of Cardinal Financial Corporation (the “Company”) adopted a form of Restricted Stock Award Agreement to be used in connected with future grants. The full text of the form of agreement is attached as Exhibit 10.1 to this report and is incorporated by referenced into this Item 5.02(e).

Also on March 18, 2015, the Compensation Committee and the Board of Directors made the following restricted stock grants to named executive officers of the Company pursuant to the new form of agreement.  The equity awards vest ratably over three years with 33% vesting immediately and 33% vesting on the anniversary dates of the grants over the next two years.

Restricted Stock Awards
Bernard H. Clineburg	10,000
Christopher W. Bergstrom	3,000
Alice P. Frazier	3,000
F. Kevin Reynolds	2,000
Mark A. Wendel	2,000

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: March 23, 2015	By:	/s/ Jennifer L. Deacon
Jennifer L. Deacon
EVP/Chief Accounting Officer & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement.